As filed with the Securities and Exchange Commission on November 16, 2021

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BRP GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware		61-1937225
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
4211 W. Boy Scout Blvd. Suite 800 Tampa, FL 33607 (866) 279-0698
(Address of Principal Executive Offices, Including Zip Code)

BRP Group, Inc. Partnership Inducement Award Plan (Full title of the plan)
Trevor L. Baldwin Chief Executive Officer Bradford L. Hale Chief Financial Officer Corbyn Galloway Chief Accounting Officer 4211 W. Boy Scout Blvd. Suite 800 Tampa, Florida 33607 (866) 279-0698
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Richard D. Truesdell, Jr. Pedro Bermeo Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Class A common stock, par value $0.01 per share	1,500,000	$38.48	$57,720,000	$5,350.64

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Class A common stock, $0.01 par value per share (“Class A Common Stock”), of BRP Group, Inc. (the “Company” or “Registrant”) (i) authorized for issuance under the BRP Group, Inc. Partnership Inducement Award Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Class A Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high ($38.88) and low ($38.08) prices of the Registrant’s Class A Common Stock as reported on the NASDAQ Global Select Market on (November 10, 2021).

(3)	Rounded to the nearest penny.

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 1,500,000 shares of Class A Common Stock that are issuable at any time or from time to time under the Plan, as applicable. Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the Plan (Registration No. 333-251194) with the Securities and Exchange Commission (the “Commission”) on December 8, 2020, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)    The Registrant’s Annual Report on Form 10-K (Registration No. 001-39095) for the fiscal year ended December 31, 2020 (the “Annual Report”), filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2021 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)    All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in clause (a) above; and

(c)    The description of the Registrant’s capital stock which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-39095), dated October 17, 2019, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation of BRP Group, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 31, 2019 (Registration No. 001-39095)).

4.2	Amended and Restated By-Laws of BRP Group, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 31, 2019 (Registration No. 001-39095))

4.3	Certificate of Amendment to BRP Group, Inc.’s Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 15, 2020 (Registration No. 001-39095)).

5	Opinion of Davis Polk & Wardwell LLP (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.8	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5)

24	Powers of Attorney (included in signature pages hereof)

99	BRP Group, Inc. Partnership Inducement Award Plan (as amended November 16, 2021) (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on the 16th day of November, 2021.

BRP GROUP, INC.

By:	/s/ Trevor L. Baldwin
	Name:	Trevor L. Baldwin
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lowry Baldwin, Trevor Baldwin, Brad Hale, Corbyn Galloway, John Valentine and Dan Galbraith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ L. Lowry Baldwin	Chairman of Board of Directors	November 16, 2021
L. Lowry Baldwin

/s/ Trevor L. Baldwin	Chief Executive Officer (principal executive officer, Director)	November 16, 2021
Trevor L. Baldwin

/s/ Bradford L. Hale	Chief Financial Officer (principal financial officer)	November 16, 2021
Bradford L. Hale

/s/ Corbyn Galloway	Chief Accounting Officer (principal accounting officer)	November 16, 2021
Corbyn Galloway

/s/ Chris T. Sullivan	Director	November 16, 2021
Chris T. Sullivan

/s/ Phillip E. Casey	Director	November 16, 2021
Phillip E. Casey

/s/ Jay Cohen	Director	November 16, 2021
Jay Cohen

/s/ Barbara Matas	Director	November 16, 2021
Barbara Matas

/s/ Joseph Kadow	Director	November 16, 2021
Joseph Kadow